Exhibit 10.4

EQUITY EXCHANGE AGREEMENT

THIS EQUITY EXCHANGE AGREEMENT, dated as of September 12, 2022 (this “Agreement”), by and among Grizzly New Pubco, Inc., a Delaware corporation and direct, wholly-owned subsidiary of SPAC (“New Pubco”), and Consumer Direct Care Washington, LLC (the “Company”), a limited liability company organized under the laws of the State of Washington, Consumer Direct Holdings, Inc., a Montana corporation (“CDH”), and the Home Care Workers Purpose Trust, a Delaware Noncharitable Purpose Trust (“HCT” and together with CDH, each a “Party” and collectively, the “Parties”).

WHEREAS, as of the date hereof, CDH owns 80% of the membership interests in the Company and HCT owns 20% of the membership interest in the Company (the “HCT Interest”);

WHEREAS, in connection with the execution and delivery of this Agreement, CDH, New Pubco, DTRT Health Acquisition Corp., a Delaware corporation (“SPAC”), and Grizzly Merger Sub, Inc., a Delaware corporation and direct, wholly-owned subsidiary of New Pubco (“Merger Sub”) intend to enter into an Agreement and Plan of Merger (as amended, modified, supplemented or waived from time to time, the “Merger Agreement”), a draft of which has been made available to each of the Parties;

WHEREAS, the pre-closing owners of CDH intend to form a Delaware corporation (“Newco”) and contribute all of the issued and outstanding shares of CDH common stock to Newco in exchange for shares of Newco common stock;

WHEREAS, in connection with the Closing (as defined in the Merger Agreement), (i) Merger Sub will merge with and into SPAC, with SPAC continuing as the Surviving Corporation (as defined in the Merger Agreement) and a direct, wholly-owned subsidiary of New Pubco, and (ii) Newco will merge with and into New Pubco, with New Pubco continuing as the Surviving Entity (as defined in the Merger Agreement) and (iii) the Company shall become an indirect wholly-owned subsidiary of New Pubco;

WHEREAS, in connection with the Closing, HCT desires to transfer the HCT Interest to New Pubco in exchange for shares of common stock, par value $0.0001 per share, of New Pubco (“New Pubco Common Stock”); and

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, CDH and HCT are entering into a Management Agreement Regarding the Company, the form of which is attached hereto as Exhibit A (the “Management Agreement”) which the parties intend to be effective upon the Closing.

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the Parties agree as follows:

1. Exchange; Contribution; Company Consent

a. Subject to the terms and conditions set forth herein, HCT hereby agrees to assign and transfer to New Pubco the HCT Interest and withdraw as a member of the Company, and in consideration therefore, New Pubco agrees to issue to HCT 430,000 shares of New Pubco Common Stock (the “New Pubco Shares” and such transactions, the “Exchange”).

b. Following the Exchange and the Closing (as defined in the Merger Agreement), New Pubco shall contribute the HCT interest to CDH and CDH will be the sole member of the Company and the operating agreement of the Company will be amended and restated in the form attached to the Management Agreement (the “Operating Agreement”).

c. The Company hereby consents to the Exchange.

2. Closing; Conditions

a. The closing of the Exchange (the “Closing”) is contingent upon the substantially concurrent consummation of the transactions contemplated by the Merger Agreement (the “Transactions”) but shall be deemed to have occurred immediately prior to the First Effective Time (as defined in the Merger Agreement).

b. The obligations of the Company to consummate the transactions contemplated hereunder are subject to the satisfaction (or valid waiver by the Company in writing) of the conditions that, at each Closing (or at the Transaction Closing in the case of conditions subsequent):

i. all representations and warranties of HCT contained in this Agreement (x) shall be true and correct in all material respects when made (other than representations and warranties that are qualified as to materiality or HCT Material Adverse Effect (as defined herein), which representations and warranties shall be true and correct in all respects), and (y) shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or HCT Material Adverse Effect, which representations and warranties shall be true and correct in all respects) at and as of the Closing, and consummation of the Closing shall constitute a reaffirmation by HCT of each of the representations, warranties and agreements of such party contained in this Agreement in all material respects (other than representations and warranties that are qualified as to materiality or HCT Material Adverse Effect, which representations and warranties shall be true and correct in all respects) as of the Closing (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects as of such earlier date (other than representations and warranties that are qualified as to materiality or HCT Material Adverse Effect, which representations and warranties shall be true and correct in all respects as of such earlier date));

ii. HCT shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing, except where the failure of such performance, satisfaction or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of HCT to consummate the Closing;

iii. the Transactions are consummated substantially concurrently with the Closing; and

iv. no regulatory or governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of enjoining or prohibiting the issuance of shares of New Pubco Common Stock under this Agreement, and no such regulatory or governmental authority shall have instituted or threatened in writing a proceeding, action, suit, inquiry, arbitration, investigation or litigation seeking to impose any such injunction or prohibition, and no regulatory or governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such prohibition.

c. The obligations of HCT to consummate the transactions contemplated hereunder are subject to the satisfaction (or valid waiver by HCT in writing) of the conditions that, at the Closing:

i. all representations and warranties of New Pubco contained in this Agreement (x) shall be true and correct in all material respects when made (other than representations and warranties that are qualified as to materiality or New Pubco Material Adverse Effect (as defined herein), which representations and warranties shall be true and correct in all respects), and (y) shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or New Pubco Material Adverse Effect, which representations and warranties shall be true and correct in all respects) at and as of the Closing (other than representations and warranties that are qualified as to materiality or HCT Material Adverse Effect, which representations and warranties shall be true and correct in all respects), and consummation of the Closing shall constitute a reaffirmation by New Pubco of each of the representations, warranties and agreements of New Pubco contained in this Agreement in all material respects (other than representations and warranties that are qualified as to materiality or New Pubco Material Adverse Effect, which representations and warranties shall be true and correct in all respects) as of the Closing (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects as of such earlier date (other than representations and warranties that are qualified as to materiality or New Pubco Material Adverse Effect, which representations and warranties shall be true and correct in all respects as of such earlier date));

ii. New Pubco shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing, except where the failure of such performance, satisfaction or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of New Pubco to consummate the Closing;

iii. (x) all conditions precedent to the consummation of the Transaction set forth in the Transaction Agreement shall have been satisfied (as determined by the parties to the Transaction Agreement) or waived by the party entitled to the benefit thereof under the Transaction Agreement (other than those conditions that may only be satisfied at the consummation of the Transaction, but subject to satisfaction (as determined by the parties to the Transaction Agreement) or waiver by such party of such conditions as of the consummation of the Transaction); and

iv. no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of enjoining or prohibiting the issuance and sale of the New Pubco Shares under this Agreement, and no Governmental Authority shall have instituted or threatened in writing a proceeding seeking to impose any such injunction or prohibition, and no governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such prohibition.

3. IRS Form W-9; Further Assurances. No later than two (2) business days prior to the Closing, upon New Pubco’s request, HCT shall provide New Pubco with a properly completed and duly executed IRS Form W-9. HCT further agrees that, in the event that (i) the information contained on such IRS Form W-9 is no longer true and correct or (ii) upon reasonable request of New Pubco, HCT will provide a new IRS Form W-9 to New Pubco. At or prior to the applicable Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties hereto mutually and reasonably may deem to be practical and necessary in order to consummate the Exchange as contemplated by this Agreement.

4. New Pubco Representations and Warranties. New Pubco represents and warrants to HCT that:

a. New Pubco has been duly incorporated, is validly existing and is in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Agreement.

b. As of the Closing, the New Pubco Shares will be duly authorized and, when issued and delivered to HCT against full payment therefor in accordance with the terms of this Agreement, New Pubco New Pubco Shares will be validly issued, fully paid and non-assessable, free and clear of all liens or other restrictions (other than those arising under this Agreement or applicable securities laws) and will not have been issued in violation of or subject to any preemptive or similar rights created under New Pubco ‘s Amended and Restated Certificate of Incorporation or under the laws of the State of Delaware, or any similar rights pursuant to any agreement or other instrument to which New Pubco is a party or by which it is otherwise bound.

c. This Agreement has been duly authorized, executed and delivered by New Pubco and is the valid and legally binding obligation of and enforceable against New Pubco in accordance with its terms, except as may be limited or otherwise affected by limitations on enforcement and other remedies imposed by or arising under or in connection with applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and other similar laws relating to or affecting creditors’ rights generally from time to time in effect or general principles of equity (including concepts of materiality, reasonableness, good faith, and fair dealing with respect to those jurisdictions that recognize such concepts) (the “Enforceability Limitations”).

d. The execution, delivery and performance of this Agreement, the issuance and sale of the New Pubco Shares and the compliance by New Pubco with all of the provisions of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of New Pubco pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan or credit agreement, guarantee, note, bond, permit, lease, license or other agreement or instrument to which New Pubco is a party or by which New Pubco is bound or to which any of the properties or assets of New Pubco is subject, which would reasonably be expected to have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of New Pubco or affect the validity of the New Pubco Shares or the legal authority or ability of New Pubco to comply in all material respects with the terms of this Agreement (a “New Pubco Material Adverse Effect”); (ii) the provisions of the organizational documents of New Pubco ; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency, taxing authority, or regulatory body, domestic or foreign, having jurisdiction over New Pubco or any of its properties that would have a New Pubco Material Adverse Effect.

e. Assuming the accuracy of the representations and warranties of the HCT set forth in this Agreement, New Pubco is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance of this Agreement (including, without limitation, the issuance of the New Pubco Shares), other than (i) filings with the Securities and Exchange Commission (the “Commission”), including with respect to obtaining the approval of the stockholders of DTRT Health Acquisition Corp., (ii) filings required by applicable state securities laws, (iii) filings required by The NASDAQ Stock Market (“NASDAQ”), including with respect to obtaining the approval of the stockholders of DTRT Health Acquisition Corp., (iv) those required to consummate the Transaction as provided under the Transaction Agreement, (v) the filing of notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, (vi) consents, waivers, authorizations or filings that have been obtained, made or given, as applicable, on or prior to the Closing, and (vii) where the failure of which to obtain, make or give would not be reasonably likely to have a New Pubco Material Adverse Effect or have a material adverse effect on New Pubco’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the New Pubco Shares.

f. New Pubco is in compliance with all applicable law, except where such non- compliance would not be reasonably likely to have a New Pubco Material Adverse Effect. New Pubco has not received any written, or to its knowledge, other communication from a governmental entity that alleges that New Pubco is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not be reasonably likely to have, individually or in the aggregate, a New Pubco Material Adverse Effect.

g. Assuming the accuracy of HCT’s representations and warranties set forth in this Agreement herein, no registration under the Securities Act is required for the offer and sale of the New Pubco Shares by New Pubco to HCT.

h. Except for such matters as have not had, individually or in the aggregate, a New Pubco Material Adverse Effect, as of the date hereof, there is no (i) action, suit, claim, inquiry, arbitration, investigation, litigation or other proceeding, in each case by or before any regulatory authority or governmental authority pending, or, to the knowledge of New Pubco, threatened against New Pubco or (ii) judgment, decree, injunction, ruling or order of any regulatory authority, governmental entity or arbitrator outstanding against New Pubco.

i. Neither New Pubco, nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any New Pubco security or solicited any offers to buy any security under circumstances that would adversely affect reliance by New Pubco on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the issuance of the New Pubco Shares under the Securities Act. Neither New Pubco, nor any person acting on its behalf has, directly or indirectly, conducted any general solicitation or general advertising, including methods described in Section 502(c) of Regulation D under the Securities Act, in connection with the offer or sale of any of the New Pubco Shares and neither New Pubco nor any person acting on its behalf offered any of the New Pubco Shares in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

5. HCT Representations and Warranties and Agreements. HCT represents and warrants to, and agrees with, New Pubco that:

a. HCT has been duly formed or incorporated and is validly existing and in good standing (other than in those jurisdictions in which such concept is not applicable) under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Agreement.

b. This Agreement has been duly authorized, validly executed and delivered by HCT. This Agreement is enforceable against HCT in accordance with its terms, except as may be limited or otherwise affected by the Enforceability Limitations.

c. The execution, delivery and performance by HCT of this Agreement and the consummation of the transactions contemplated herein do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of HCT or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which HCT or any of its subsidiaries is a party or by which HCT or any of its subsidiaries is bound or to which any of the property or assets of HCT or any of its subsidiaries is subject, which would reasonably be expected to prevent or delay HCT’s timely performance of its obligations under this Agreement (a “HCT Material Adverse Effect”), (ii) result in any violation of the provisions of the organizational documents of HCT or any of its subsidiaries or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over HCT or any of its subsidiaries or any of their respective properties that would reasonably be expected to have a HCT Material Adverse Effect.

d. HCT is (i) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and (ii) is acquiring the New Pubco Shares only for its own account and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. HCT is not an entity formed for the specific purpose of acquiring the New Pubco Shares.

e. HCT acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the New Pubco Shares. HCT has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the New Pubco Shares, and HCT has sought such accounting, legal and tax advice as HCT has considered necessary to make an informed investment decision. HCT (i) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and (ii) has exercised independent judgment in evaluating its participation in the purchase of the New Pubco Shares.

f. HCT understands that the New Pubco Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the New Pubco Shares have not been registered under the Securities Act. HCT understands that neither the New Pubco Shares nor the Target Shares may be resold, transferred, pledged or otherwise disposed of by HCT absent an effective registration statement under the Securities Act, except (i) to New Pubco, as applicable, or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and, in each of cases (i) and (iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or book-entry positions representing the New Pubco Shares shall contain a legend to such effect. HCT acknowledges that the New Pubco Shares will be not eligible for resale pursuant to Rule 144A promulgated under the Securities Act. HCT understands and agrees that each of the New Pubco Shares will be subject to the foregoing transfer restrictions and, as a result of these transfer restrictions, HCT may not be able to readily resell the New Pubco Shares and may be required to bear the financial risk of an investment in the New Pubco Shares for an indefinite period of time. HCT understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the New Pubco Shares.

g. HCT understands and agrees that HCT is acquiring the New Pubco Shares in the Exchange directly from New Pubco. HCT further acknowledges that there have been no representations, warranties, covenants and agreements made to HCT by or on behalf of New Pubco or respective affiliates, subsidiaries, control persons, officers, directors, employees, partners, agents or representatives, or any other party to the Transaction or any other person or entity, expressly or by implication (including by omission), other than those representations, warranties, covenants and agreements included in this Agreement. HCT acknowledges that certain information provided by New Pubco, CDH, New Pubco or any other party to the Merger Agreement was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections.

h. Either (i) HCT is not a Benefit Plan Investor as contemplated by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or (ii) HCT’s acquisition and holding of the New Pubco Shares and/or Target Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

i. HCT acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person or entity (including, without limitation, New Pubco, CDH, New Pubco, any party to the Merger Agreement and/or their respective representatives), other than the representations and warranties expressly set forth in this Agreement, in making its investment or decision to invest in New Pubco. HCT acknowledges and agrees that HCT has received access to, and has had an adequate opportunity to review, such information as HCT deems necessary in order to make an investment decision with respect to the New Pubco Shares, including with respect to New Pubco, CDH and the Transaction, and made its own assessment and is satisfied concerning the relevant tax and other economic considerations relevant to HCT’s investment in the New Pubco Shares. Without limiting the generality of the foregoing, HCT acknowledges that, as the HCT deems necessary, it has reviewed DTRT Health Acquisition Corp’s filings with the Commission. HCT represents and agrees that HCT and HCT’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as HCT and its professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the New Pubco Shares.

j. HCT understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the New Pubco Shares and/or Target Shares or made any findings or determination as to the fairness of this investment.

k. Neither HCT nor any of its directors, officers, nor, to HCT’s knowledge, any employees or other persons under the control of HCT for the purpose of this Agreement is (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. HCT agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law; provided that HCT is permitted to do so under applicable law. If HCT is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), HCT maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by HCT and used to purchase the New Pubco Shares were legally derived.

l. HCT is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) acting for the purpose of acquiring, holding or disposing of equity securities of DTRT Health Acquisition Corp or New Pubco (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than a group consisting solely of HCT and other entities under common control.

m. No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in New Pubco as a result of the purchase and sale of New Pubco Shares hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over New Pubco from and after the Closing as a result of the purchase and sale of New Pubco Shares hereunder.

n. HCT hereby agrees that, from the date of this Agreement through the Closing, neither HCT nor any person or entity acting on behalf of HCT or pursuant to any understanding with HCT will engage in any Short Sales with respect to securities of DTRT Health Acquisition Corp or New Pubco. For purposes of this Section 5(n), “Short Sales” shall mean and include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage or other similar financing arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers. For the avoidance of doubt, nothing contained herein shall prohibit HCT from engaging in (i) any purchase of securities by HCT, its controlled affiliates or any person or entity acting on behalf of HCT or any of its controlled affiliates in an open market transaction after the execution of this Agreement, or (ii) any sale (including the exercise of any redemption right) of securities of DTRT Health Acquisition Corp. (A) held by the HCT, its controlled affiliates or any person or entity acting on behalf of HCT or any of its controlled affiliates prior to the execution of this Agreement or (B) purchased by HCT, its controlled affiliates or any person or entity acting on behalf of HCT or any of its controlled affiliates in an open market transaction after the execution of this Agreement. Notwithstanding the foregoing, (i) nothing herein shall prohibit other entities under common management with HCT that have no knowledge of this Agreement or of HCT’s participation in the transactions contemplated under this Agreement (including HCT’s controlled affiliates and/or affiliates) from entering into any Short Sales and (ii) in the case of a HCT that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such HCT’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such HCT’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to acquire the New Pubco Shares covered by this Agreement.

6. Registration.

a. New Pubco agrees that, within thirty (30) days after the Closing, New Pubco will file with the Commission (at New Pubco’s sole cost and expense) a registration statement on Form S-1 or any similar long-form registration statement that may be available at such time registering the resale of the New Pubco Sales. New Pubco shall use its reasonable best efforts to cause such Registration Statement to become effective as soon as reasonably practicable after the initial filing of such registration statement. New Pubco may, as soon as reasonably practicable after New Pubco is eligible to register Registrable Securities on Form S-3 or any similar short-form registration statement that may be available at such time (but in any event not less than thirty (30) days thereafter), file with the Commissiona Registration Statement registering the resale of all Registrable Securities (the “Shelf Registration”) and shall not be required to maintain the Form S- 1 registration previously filed following the effectiveness of such Shelf Registration.

b. HCT shall, notwithstanding any termination of this Agreement, severally and not jointly with any other stockholder named in any registration statement, indemnify, defend and hold harmless New Pubco, its directors, officers, agents and employees, and each person who controls New Pubco (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against any and all losses, as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding HCT furnished in writing to New Pubco by HCT expressly for use therein or HCT has omitted a material fact from such information or otherwise violated the Securities Act, the Exchange Act or any state securities law or any other law, rule or regulation thereunder, in each case, in connection with the registration of the New Pubco Shares.

7. Release.

a. HCT agrees that effective upon and contingent on the Closing and as consideration for the Exchange, HCT, on behalf of itself and its affiliates, and each of their respective successors and assigns, hereby fully, unconditionally and irrevocably waives, releases, acquits and forever discharges New Pubco, CDH and the Company and their respective affiliates and representatives and equityholders, and each of their respective successors and assigns (collectively, “Released Parties”) from any claims, suits, demands, debts, accounts, covenants, contracts, arrangements, promises, obligations, damages, judgments, debts, dues, or liabilities of any kind (including claims for damages, costs, expenses, and attorneys’, brokers’ and accountants’ fees and expenses), or Actions which HCT has or may have against any Released Party, whether known or unknown, suspected or unsuspected, accrued or fixed, absolute or contingent, matured or unmatured, determined or determinable, and that now exist or may hereafter exist (collectively, “Claims”) under the Company’s operating agreement or otherwise to the extent such Claims arise or relate to HCT’s ownership of equity of the Company prior to Closing and the information set forth on the Allocation Schedule (collectively, the “Released Claims”); provided, that, for the avoidance of doubt, this release does not extend to, and HCT will not be deemed to have waived, released, acquitted or discharged, any Claim arising from or related to HCT’s rights under this Agreement (including, but not limited to, HCT’s right to receive New Pubco Shares) or under the Management Agreement or the Operating Agreement. The release contained herein is effective without regard to the legal nature of the claims raised and without regard to whether any such claims are based upon tort, equity, law, implied or express contract, discrimination of any sort or any other grounds. To the extent permitted by applicable Law, HCT expressly waives the benefit of any law, which, if applied to the release set forth herein, would otherwise exclude from its binding effect any claim not known on the date hereof to exist.

b. CDH Party represents and acknowledges that: (i) he has read this release and understands its terms and has been given an opportunity to ask questions of the Released Parties’ Representatives and (ii) in signing this release he does not rely, and has not relied, on any representation or statement not set forth in this release made by any Representative of the Released Parties or anyone else with regard to the subject matter, basis or effect of this release or otherwise. CDH Party further represents and acknowledges that he may hereafter discover facts in addition to or different from those which the he now knows or believes to be true with respect to the subject matter herein, and that he may hereafter come to have a different understanding of the Law that may apply to potential claims which the undersigned is releasing hereunder, but the undersigned affirms that, except as is otherwise specifically provided above, it is his intention to fully, finally and forever settle and release any and all Released Claims. In furtherance of this intention, CDH Party acknowledges that the releases contained herein shall be and remain in effect as full and complete general releases notwithstanding the discovery or existence of any such additional facts or different understandings of Law.

8. Miscellaneous.

a. HCT acknowledges that U.S. securities laws and other laws prohibit any person who has material, non-public information concerning a public company from purchasing or selling any of its securities, and from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. HCT agrees and agrees to cause its Affiliates to keep the Confidential Information in confidence as contemplated by Regulation FD promulgated by the Securities & Exchange Commission. In addition, HCT acknowledges and agrees that by virtue of its relationship with the Company, it may be in possession of “material non-public information” and HCT will abide by all securities laws and trading policies of New Pubco and its subsidiaries relating to the handling of and acting upon material non-public information regarding New Pubco.

b. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement, shall be governed by, and construed in accordance with, the internal substantive Laws of the State of Delaware applicable to contracts entered into and to be performed solely within such state, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

c. Any action based upon, arising out of or related to this Agreement may be brought in federal and state courts located in the State of Delaware, and each of the Parties irrevocably submits to the exclusive jurisdiction of each such court in any such action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the action shall be heard and determined only in any such court, and agrees not to bring any action arising out of or relating to this Agreement in any other court. Nothing herein contained shall be deemed to affect the right of any Party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other Party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 8(c). EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT.

d. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The Parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the Parties.

e. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. This Agreement may be executed by facsimile or electronic (.pdf) signature and a facsimile or electronic (.pdf) signature shall constitute an original for all purposes.

f. The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

g. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service or (iv) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day); provided that, with respect to any party, the notice or other communication is sent to the physical and/or email address below the signature of such Party on the signature page hereto or to such other address or email address as such Party may hereafter specify for the purpose by notice to each other party hereto.

h. This Agreement and the Management Agreement constitutes the entire agreement between the Parties relating to the subject matter hereof and supersedes any other agreements, whether written or oral, that may have been made or entered into by or among any of the Parties relating to the subject matter hereof.

i. This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed by each of the Parties hereto in the same manner as this Agreement and which makes reference to this Agreement.

j. Notwithstanding anything to the contrary contained herein, in the event that the Merger Agreement is terminated in accordance with its terms prior to the Closing (as defined therein), this Agreement and all rights and obligations of the Parties shall automatically terminate and be of no further force or effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Equity Exchange Agreement as of the date first above written.

CONSUMER DIRECT HOLDINGS, INC.

By:	/s/ Ben Bledsoe
Name: Ben Bledsoe
Title: President

CONSUMER DIRECT CARE WASHINGTON, LLC

By:	/s/ Ben Bledsoe
Name: Ben Bledsoe
Title: President

Address for notice:

Consumer Direct Holdings, Inc. and/or Consumer Direct Care Washington, LLC
100 Consumer Direct Way
Missoula, MT 59808
Attn: Bruce Kramer
E-mail: brucek@consumerdirectcare.com

with a copy (which shall not constitute notice) to:

Holland & Hart LLP
555 17th Street, Suite 3200
Denver, CO 80202
Attn:	Susan Oakes
Paige Coriden
E-mail:	SLOakes@hollandhart.com PMCoriden@hollandhart.com

[Signature Page to Equity Exchange Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Equity Exchange Agreement as of the date first above written.

Grizzly New Pubco, Inc.

By:	/s/ Mark Heaney
Name: Mark Heaney
Title: President

Address for notice:

Grizzly New Pubco, Inc.
1415 West 22nd Street, Tower Floor
Oak Brook, IL 60523
Attention: Mark Heaney
Telephone: (917) 742-1904
E-mail: msheaney1@gmail.com

with copies (which shall not constitute notice) to:

Winston & Strawn LLP
200 Park Avenue
New York, NY 10166
Attention: Dom DeChiara
Kyle Gann
Ben Liss
Facsimile:	212-294-4700
Email:	ddechiara@winston.com
kgann@winston.com
bliss@winston.com

[Signature Page to Equity Exchange Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Equity Exchange Agreement as of the date first above written.

HOME CARE WORKERS PURPOSE TRUST

By:	/s/ Robert Coppock
Name: Robert Coppock
Title: Vice President

Address for notice:

Robert Coppock, CTFA
Bryn Mawr Trust Company
Vice President, Wealth Trust Advisor
20 Montchanin Road, Suite 100
Greenville, DE 19807
RCoppock@bmt.com

with a copy (which shall not constitute notice) to:

Sean-Tamba Matthew
Attorney at Law
SES ESOP Strategies
555 City Avenue, Suite 910
Bala Cynwyd, PA 19004
T: (215) 508-7705
F: (610) 988-0839
sean.matthew@sesesop.com

[Signature Page to Equity Exchange Agreement]

EXHIBIT A

MANAGEMENT AGREEMENT